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                                      EXHIBIT 11

                 Statement Regarding Computation of Per Share Earnings

                    Three Months Ended September 30, 1997 and 1996

                   (Dollars in thousands, except per share amounts)


                                                                   September 30,
                                                                1997           1996
                                                             -----------     -----------
Net Income (Loss) ......................................     $     2,686     ($      769)
                                                             ===========     ===========


Number of shares outstanding
  Weighted average shares issued .......................       5,950,000       5,950,000
  Less: Weighted average shares held in treasury .......       1,127,715       1,109,190
  Less: Average shares held by the ESOP ................         476,000         476,000
  Plus: ESOP shares released or committed to be released
             during the fiscal year ....................         119,320          79,667
                                                             -----------     -----------
        Average basic shares ...........................       4,465,605       4,444,477

  Plus: Average common stock equivalents................         369,246         213,726
                                                             -----------     -----------
        Average diluted shares .........................       4,834,851       4,658,203
                                                             ===========     ===========

Earnings per common share
        Basic ..........................................     $      0.60     ($     0.17)
                                                             ===========     ===========
        Diluted ........................................     $      0.56     ($     0.17)
                                                             ===========     ===========
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